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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12 (b) OR 12 (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             Smithtown Bancorp, Inc.

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             (Exact name of registrant as specified in its charter)

             New York                                     11-2695037
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(State of incorporation or organization)                (IRS Employer
                                                        Identification No.)


One East Main Street, Smithtown, NY                          11787
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(Address of principal executive offices)                  (Zip Code)


If this form relates to the                   If this form relates to the
registration of a class of securities         registration of a class of
pursuant to Section 12(b) of the              securities pursuant to Section 12
Exchange Act and is effective pursuant        (g) of the Exchange Act and is
to General Instruction A. (c), please         effective pursuant to General
check the following box. [ ]                  Instruction A.(d), please
                                              check the following box. [X]



Securities Act registration statement file number to which this form relates:____________________________
            (If applicable)

Securities to be registered pursuant to Section 12 (b) of the Act:  None

   Title of Each Class                           Name of Each Exchange on Which
    to be so Registered                           Each Class is to be Registered
    -------------------                           ------------------------------

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Securities to be registered pursuant to Section 12 (g) of the Act:

            Rights to purchase Series A Participating Preferred Stock
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                                (Title of Class)



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Item 1.           Description of Registrant's Securities to be
                  Registered

                  On March 22, 2002, Smithtown Bancorp, Inc., a New York corporation (the "Company"), amended the Shareholder Protection Rights Agreement, dated as of September 23, 1997 (the "Rights Agreement"), as amended by the Amendment to Shareholder Protection Rights Agreement, dated as of March 22, 2002, between the Company and Mellon Investor Services, L.L.C., a New Jersey limited liability company as successor in interest of ChaseMellon Shareholder Services, L.L.C. ("Mellon"), to provide that the Exercise Price (as defined in the Rights Agreement) was amended to be $190.00.

Item 2.        Exhibits
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Exhibit No.       Description
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(1)               Amendment to Shareholders Protection Rights Agreement, dated as of March 22, 2002, between the Company and Mellon Investor Services, L.L.C.




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         SMITHTOWN BANCORP., INC.

Dated:  March 22, 2002                   By:_____________________________
                                            Name:  Bradley E. Rock
                                            Title: Chairman of the Board,
                                                   President and Chief Executive
                                                   Officer